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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Maui Land & Pineapple Company, Inc. on Form S-8 of our reports, dated March 1, 2004, appearing in the Annual Report on Form 10-K of Maui Land & Pineapple Company, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Reoffer Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE
Honolulu, Hawaii
December 23, 2004